UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

CITY OFFICE REIT, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Important Notice of Availability of Proxy Materials for the Stockholder Meeting of

CITY OFFICE REIT, INC.

To Be Held On Thursday, May 1, 2025 at 9:00 a.m., PDT

at 666 Burrard Street, Suite 3210, Vancouver, BC V6C 2X8

COMPANY NUMBER

ACCOUNT NUMBER

CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before April 16, 2025.

Please visit http://www.astproxyportal.com/ast/18940/, where the following materials are available for view:

• Notice of Annual Meeting of Stockholders • Proxy Statement • Form of Electronic Proxy Card • Annual Report on Form 10-K

TO REQUEST MATERIAL:	TELEPHONE: 888-Proxy-NA (888-776-9962) or 201-299-6210 (for international callers)
E-MAIL: help@equiniti.com
WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials
TO VOTE:

ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

IN PERSON: You may vote your shares in person by attending the Annual Meeting.
TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call.

MAIL: You may request a card by following the instructions above.

The Board of Directors recommends you vote FOR the following proposal(s):	2. To ratify the appointment of KPMG LLP as City Office REIT, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

1. The election of six directors, each for a one-year term expiring at the annual meeting of stockholders in 2026 and until their successors are elected and qualify:	3. The approval, on an advisory basis, of the compensation of the named executive officers for 2024.

NOMINEES: John Sweet James Farrar Michael Mazan John McLernon Sabah Mirza Mark Murski

4.  To approve an amendment to City Office REIT, Inc.’s Equity Incentive Plan to increase the number of shares of our common stock available for awards made thereunder and certain other administrative changes.

Please note that you cannot use this notice to vote by mail.